Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2010 with respect to the financial statements of R-Three Technologies, Inc included in the Registration Statement (Form S-1 No. 333-00000).

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada
March 30, 2010